Exhibit 99.1

Sterling Completes the Sale of Problem Loans with Unpaid Principal Balances of $43.5 million

May 31, 2023

SOUTHFIELD, Mich. - (BUSINESS WIRE) - Sterling Bancorp, Inc. (NASDAQ: SBT) (the “Company”), the holding company of Sterling Bank and Trust, F.S.B., today announced the completion of the previously disclosed plan to sell nonperforming and chronically delinquent residential real estate loans, primarily consisting of Advantage Loan Program loans. The pool consisted of 84 loans with an aggregate unpaid principal balance of approximately $43.5 million. The transaction, with an institutional investor, closed on Friday, May 26, 2023, and the Company realized net proceeds of $36.1 million which was modestly better than the $35.3 million estimated fair value of these loans recorded in held for sale at March 31, 2023.

“We are extremely pleased with the competitive pricing and execution of this sale. Removing these loans also eliminates the servicing costs and financial uncertainty caused by their chronic delinquent status. This residential sale eliminates virtually all of Sterling’s nonaccrual and delinquent loans reported as of March 31, 2023 and follows the disposal in 2022 of all our nonaccrual commercial real estate loans and a significant amount of the remaining loans secured by single room occupancy hotels, along with other higher risk commercial real estate loans. Sterling’s balance sheet is now in a very healthy position from the perspective of capital levels, liquidity, and credit risk,” said Thomas M. O’Brien, Chairman, President, and Chief Executive Officer.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers a range of loan products as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Contact:

Sterling Bancorp, Inc.
Karen Knott
Executive Vice President and Chief Financial Officer
(248) 359-6624
kzaborney@sterlingbank.com